SPECIAL POWER OF ATTORNEY

     The undersigned constitutes and appoints Jon Ehlinger his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission by Ugly Duckling Corporation, a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.



                                                DATED: March 29, 2001


                                                /S/ GREGORY S. KILFOYLE
                                                --------------------------------
                                                Gregory S. Kilfoyle

STATE OF _______________ )

                         )

County of ______________ )



     On this ____ day of _________, 2001, before me, the undersigned Notary Public, personally appeared Gregory S. Kilfoyle, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                --------------------------------
                                                Notary Public

My commission expires: